EXHIBIT 23.1
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-98738 and No. 333-39407) pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated Stock Option Plan and in the Registration Statements (Form S-3 No. 333-37941, No. 333-61477, No. 333-79939
and No. 333-95671) of Vion Pharmaceuticals, Inc. and in the related Prospectus of our report dated February 18, 2000, except for Note 11, as to which the date is March 27, 2000, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.




                                                     ERNST & YOUNG LLP

Stamford Connecticut
March 27, 2000